Exhibit 10.01

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated April 16, 2025, but effective as of the Eighth Amendment Effective Date (as defined below), is by and between Educational DEVELOPMENT CORPORATION, a Delaware corporation (the “Borrower”) and BOKF, NA DBA BANK OF OKLAHOMA (the “Lender”).

RECITALS:

A. The Borrower and the Lender have previously entered into that certain Credit Agreement dated as of August 9, 2022, as amended by (i) that certain First Amendment to Credit Agreement dated as of December 22, 2022, (ii) that certain Second Amendment to Credit Agreement dated as of May 10, 2023, (iii) that certain Third Amendment to Credit Agreement dated as of August 9, 2023, (iv) that certain Fourth Amendment to Credit Agreement dated as of December 1, 2023, (v) that certain Fifth Amendment to Credit Agreement dated as of May 31, 2024, (vi) that certain Sixth Amendment to Credit Agreement dated as of October 3, 2024, and (vii) that certain Seventh Amendment to Credit Agreement dated as of January 6, 2025 (as so amended, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended, amended and restated, modified or otherwise supplemented from time to time, is referred to herein, collectively, as the “Credit Agreement”).

B. The Borrower has requested, and the Lender has agreed, subject to the terms and conditions of this Amendment, to amend the Existing Credit Agreement as herein provided.

C. Subject to all of the terms, conditions and limitations set forth in this Amendment, the Lender has agreed to consent to the Limited Waiver (as defined below), as and to the extent expressly set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” and the “Credit Agreement” (or to “this Agreement” as set forth in the Existing Credit Agreement) shall mean the Existing Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended, amended and restated, modified or otherwise supplemented from time to time. To the extent of any conflict or inconsistency between the terms and conditions as set forth in the Existing Credit Agreement or as set forth in this Amendment, the terms and conditions set forth in this Amendment shall govern and control. Except to the extent otherwise expressly set forth in this Amendment, the terms and conditions as set forth in the Existing Credit Agreement shall govern and control.

ARTICLE II

Amendments to Existing Credit Agreement

Section 2.1 Section 1.01 of the Existing Credit Agreement is hereby amended to add the following definition in the appropriate alphabetical order:

“Accruing Deferred Interest” shall have the meaning ascribed to such term within Section 2.4 of this Amendment.

“Eighth Amendment Effective Date” means April 4, 2025.

Section 2.2 Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions as follows:

“Applicable Margin” shall hereafter mean, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the applicable caption below:

Applicable Margin for Revolving Loan SOFR Spread	Applicable Margin for Fixed Rate Term Loan Spread Until and Through May 30, 2025	Applicable Margin for Fixed Rate Term Loan Spread From and After May 31, 2025	Applicable Margin for Floating Rate Term Loan SOFR Spread
600.0 bps (6.00%)	0.0 bps (0.0%)	175.0 bps (1.75%)	175.0 bps (1.75%)

“Revolving Commitment” means the commitment of the Lender to make Revolving Loans hereunder, as follows: (i) from the Eighth Amendment Effective date through and including May 31, 2025, up to a maximum aggregate principal amount of Four Million Seven Hundred and Fifty Thousand and NO/100THS Dollars ($4,750,000); and (ii) from June 1, 2025, through and including July 11, 2025, up to an automatically reduced maximum aggregate principal amount of Four Million Five Hundred Thousand and NO/100THS Dollars ($4,500,000.00).

“Revolving Loan Maturity Date” means July 11, 2025, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Term Loan Maturity Date” means, with respect to each Term Loan, September 19, 2025, or any earlier date on which any such Term Loan is required to be paid in full pursuant to the terms hereof.

Section 2.3 The following provisions of the Existing Credit Agreement are hereby amended by amending and restating the same as follows:

(a) Section 2.12(b) of the Existing Credit Agreement is hereby amended and restated as follows:

“(b) The Loans comprising: (i) each Revolving Borrowing shall bear interest at a rate per annum equal to the Term SOFR Rate plus the Applicable Margin; (ii) the Fixed Rate Term Loan shall bear interest, (1) through and including May 30, 2025, at a fixed rate per annum rate equal to 4.26% plus the Applicable Margin, and (2) from and after May 31, 2025, at a rate per annum rate equal to the Term SOFR Rate plus the Applicable Margin; and (iii) the Floating Rate Term Loan shall bear interest at a rate per annum equal to the Term SOFR Rate plus the Applicable Margin.”

(b) Section 5.21(c) of the Existing Credit Agreement is hereby amended and restated as follows:

“(c) On or before July 11, 2025, the Borrower shall have timely delivered to Lender a fully executed letter of intent (in form and substance acceptable to Lender), providing for an unaffiliated buyer’s agreement with Borrower to (i) close, on or before July 31, 2025, on the Borrower’s sale, and on such buyer’s (or its nominee’s) purchase, of the Borrower’s headquarters located at 5402 South 122nd East Avenue, Tulsa, Oklahoma, 74146 (“Headquarters”), on terms and conditions satisfactory to the Lender, and subject to the Lender’s approval of the final settlement statement for such sale, and (ii) thereby facilitate the simultaneous indefeasible repayment by Borrower to Lender of all of the Secured Obligations arising out of the Term Loans, on or before July 31, 2025. If the Borrower has not entered into such a letter of intent for the sale of the Headquarters on or before July 11, 2025, then Borrower shall, on or before July 11, 2025, alternatively deliver to the Lender a copy of a bona fide commitment letter from and signed by a financial institution, in form and substance satisfactory to the Lender, committing to refinance, and thereby facilitate the indefeasible repayment by Borrower to Lender, of all of the Secured Obligations arising out of the Term Loans, on or before July 31, 2025 (or such later date as the Lender may agree in its sole discretion, and without any obligation to so agree). Without limitation of any of the foregoing, if each of (1) the closing of sale of the Headquarters, and (2) the corresponding indefeasible repayment by Borrower to Lender of all of the Secured Obligations arising out of the Term Loans, each occurs on or before July 31, 2025, then (and only then) Lender hereby agrees to waive and forgive all of the Accruing Deferred Interest (and only such accrued interest) that accrued on each Loan in accordance with Section 5.22 of this Agreement from and after July 11, 2025. For the avoidance of doubt, Lender only hereby agrees to so conditionally waive and forgive such Accruing Deferred Interest pursuant to the previous sentence, without waiving or forgiving any other portion of the then-outstanding Secured Obligations, including, without limitation, any outstanding principal and/or any otherwise accrued but unpaid interest or fees, or otherwise).”

(c) Section 5.21(d) of the Existing Credit Agreement (which was erroneously mis-numbered within the Seventh Amendment as “Section 5.22(d)” when originally set forth therein) is hereby amended and restated as follows:

“(d) No later than the earlier of (i) the day that is two (2) Business Days after the Borrower’s receipt of any non-refundable earnest money with respect to the sale of the Headquarters, and (ii) July 11, 2025, the Borrower shall prepay the Term Loans in an amount equal to such non-refundable earnest money.”

Section 2.4 The following provisions are hereby added to the Credit Agreement, as new Section 5.22 thereof, as follows:

“5.22 Extended Revolving Loan Maturity Date; Accruing Deferred Interest on Each Loan and Conditional Forgiveness. All of the Secured Obligations arising out of the Revolving Loan shall become indefeasibly due and payable by Borrower to Lender on or before the Revolving Loan Maturity Date (as amended and extended in accordance with the Eighth Amendment). Once so repaid, no portion of the Revolving Loan may thereafter be re-borrowed by Borrower pursuant to the Credit Agreement, and the Availability Period (if not previously expired by its terms or otherwise terminated by Lender) shall be deemed to have immediately and automatically expired and terminated on such date. If Borrower shall not have timely and indefeasibly repaid to Lender all of the Secured Obligations arising out of the Revolving Loan on or before the Revolving Loan Maturity Date (as amended and extended in accordance with the Eighth Amendment), then, on July 11, 2025: (I) Borrower shall pay to Lender, in cash and in full, a one-time, lump-sum fee in the amount of Two Thousand Five Hundred and No/100THS Dollars ($2,500.00), which fee shall be (1) payable by Borrower in addition to any and all other fees due and owing by Borrower pursuant to the Loan Documents (including, without limitation, the extension fee more particularly described in Section 5.1(d) of the Eighth Amendment), and (2) fully earned by the Lender on such payment date and shall be non-refundable to Borrower under any circumstances; and (II) the applicable per annum interest rate for all of the Secured Obligations (whether arising out of the Revolving Loan or either of the Term Loans, as applicable) shall thereupon and thereafter automatically commence accruing at the additional two percent (2%) per annum increased interest rate applicable to each such Loan in accordance with Section 2.12(d)(i) of this Agreement, which increased per annum interest rate shall continue accruing on each such Loan until such time as Borrower shall have indefeasibly repaid all of the Secured Obligations arising under the Credit Agreement to Lender, in cash and in full, in accordance with this Agreement (with respect to each Loan, such additional, increased interest amounts accruing on such Loan in accordance with Section 2.12(d)(i) of this Agreement from and after July 11, 2025 pursuant to this Section 5.22, and only such accrued interest amounts -- as differentiated, and separate, from all other interest amounts that are otherwise accruing on each such Loan in accordance with other provisions of the Credit Agreement -- are herein referred to, collectively, as the “Accruing Deferred Interest”), which additional, Accruing Deferred Interest shall, if not forgiven by Lender in accordance with Section 5.21(c) of this Agreement:

(a) (i) to the extent accruing on the Revolving Loan, become immediately due and payable by Borrower to Lender, in cash and in full, on demand by Lender; and (ii) to the extent accruing on either of the Term Loans, not be due and payable by Borrower to Lender in accordance with Section 2.12(e) of this Agreement, as additional cash interest payments that are otherwise due and payable (in accordance with Section 2.12(e) of this Agreement) on each applicable monthly Interest Payment Date occurring for such Term Loan from and after July 11, 2025, but shall instead constitute additional interest payments that are being temporarily deferred by Lender (until such time as the same become immediately due and payable by Borrower in accordance with Section 5.22(c), all as and to the extent expressly set forth in this Section 5.22;

(b) become due and payable by Borrower to Lender (at such time as the same becomes due and payable in accordance with this Section 5.22), in addition to all of the other, regular cash interest amounts otherwise accruing on such Loan in accordance with Section 2.12(b) of, and/or otherwise in, this Agreement, which regularly (and otherwise) accrued interest amounts are and shall at all times (notwithstanding anything set forth in this Agreement) continue, without interruption, to remain timely due and payable by Borrower on each monthly Interest Payment Date occurring for such Loan in accordance with this Agreement; and

(c) to the extent accruing on either of the Term Loans, shall become immediately due and payable by Borrower to Lender, in cash and in full, on the Term Loan Maturity Date (as amended and extended by the Eighth Amendment).

Section 2.5 The following provisions are hereby added to the Credit Agreement, as new Section 5.23 thereof, as follows:

“5.23. Lender as Borrower’s Depository Bank. So long as any Secured Obligations remain outstanding, Borrower shall (and shall cause each other Loan Party to) at all times maintain all operating, collection and other accounts with Lender, and all funds, proceeds, receivables and other amounts derived from Borrower’s (and such other Loan Parties’) operations shall be remitted into such accounts.”

Section 2.6 The following provisions, of clause (iii) of Section 6.08(a) of the Existing Credit Agreement, are hereby amended by amending and restating the same as follows:

“(iii) Borrower agrees that prior to indefeasible repayment in full of all of the Secured Obligations to Lender, Borrower shall not make (or permit to be made) any dividends or distributions to any of its equity holders.”

ARTICLE III

Limited Waiver

Section 3.1 Limited Conditional Waiver to Existing Credit Agreement. Subject to the satisfaction, or waiver in writing, each in Lender’s sole discretion, of (i) the conditions precedent set forth in Article V, as well as (ii) all other applicable terms, conditions and limitations as set forth in the Credit Agreement (including this Amendment), and in reliance on the representations and warranties in Section 4.2, effective as of the Eighth Amendment Effective Date, the Lender and Borrower each hereby acknowledges and agrees that the occurrence of the Revolving Loan Maturity Date under the Existing Credit Agreement on April 4, 2025, which constituted an Event of Default under clause (a) of Article VII of the Existing Credit Agreement (the “Specified Default”) is hereby conditionally waived, solely through the Eighth Amendment Effective Date (such conditional waiver, the “Limited Waiver”). This Section 3.1 and the Limited Waiver is limited to the Specified Default and precisely as and to the extent expressly set forth in this Section 3.1, and shall not be deemed to: (a) be a waiver of or a consent to the modification of or deviation from any term or condition of the Credit Agreement (including as set forth in this Amendment) or the other Loan Document or any of the other instruments or agreements referred to therein, other than as and to the extent expressly set forth in this Section 3.1; (b) in any way prevent or hinder Lender’s future exercise of any rights or remedies then available to Lender (whether pursuant to the Credit Agreement, any other Loan Document, at law, in equity, or otherwise) with respect to any other Default or Event of Default that may have occurred or may hereafter occur under the Credit Agreement (including as amended by this Amendment) or any other Loan Document, including, without limitation, Borrower’s failure to timely and indefeasibly repay to Lender all of the Secured Obligations when the same become due and payable (including, without limitation, Borrower’s failure to timely and indefeasible repay to Lender all of the Secured Obligations arising out of the Revolving Loan on or before the extended Revolving Loan Maturity Date (as amended and extended hereby), none of which Defaults or Events of Default shall be deemed to have been included, covered or waived by Lender pursuant to the Limited Waiver); or (c) prejudice any rights or remedies which the Lender now has or may have in the future under or in connection with the Credit Agreement (including this Amendment), the Loan Documents or any of the other instruments or agreements referred to therein. For the avoidance of doubt, except for the Limited Waiver, all of the terms, conditions, covenants, representations, warranties, and all other provisions of the Credit Agreement (as amended hereby) and the other Loan Documents shall remain in full force and effect.

ARTICLE IV

Ratifications

Section 4.1 Ratifications by Borrower.

(a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Credit Agreement and the other Loan Documents, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

(b) The Borrower and the Lender agree that each of the Credit Agreement, as amended hereby, and the other Loan Documents to which each is a party shall continue to be legal, valid, binding and enforceable in accordance with its respective terms. This Amendment is a “Loan Document” as referred to in the Credit Agreement and the provisions relating to Loan Documents in the Credit Agreement are incorporated herein by reference, the same as if set forth verbatim in this Amendment.

Section 4.2 Representations and Warranties of the Borrower. Borrower hereby represents and warrants to the Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered by Borrower in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate any organizational document of Borrower, (b) the representations and warranties contained in the Loan Documents, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, and (c) except for the Specified Default, no other Default or Event of Default exists.

ARTICLE V

Conditions Precedent

Section 5.1 Conditions Precedent. The effectiveness of this Amendment and the Lender’s consent to the Limited Waiver in accordance with Section 3.1, are each subject to the Borrower satisfying (or causing the satisfaction of) all of the following conditions precedent thereto:

(a) Amendment and Other Documents. Lender shall have received:

(a) this Amendment duly executed by the Borrower;

(b) any documents, instruments, agreements, amendments or supplements as Lender may require, each in form and substance satisfactory to the Lender, including, without limitation, to modify the documents governing the Banking Services, including, without limitation, to renew the Borrower’s commercial credit card with the Lender; and

(c) such other documents, instruments and agreements as Lender may require.

(b) No Default. After giving effect to the Limited Waiver, no Default or Event of Default shall exist.

(c) Representations and Warranties. All of the representations and warranties contained in the Credit Agreement, as amended hereby, shall be true and correct in all material respects on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

(d) Extension Fee. The Borrower shall have paid to the Lender, on or before the Eighth Amendment Effective Date, a fee in an amount equal to Fifteen Thousand and No/100THS Dollars ($15,000.00), which fee shall be (1) payable by Borrower in addition to any and all other fees due and owing by Borrower pursuant to the Loan Documents, and (2) fully earned by the Lender on such payment date and shall be non-refundable to Borrower under any circumstances.

(e) Other Fees and Expenses. The Lender shall have received payment of all reasonable and documented out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents.

ARTICLE VI

Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Amendment, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them.

Section 6.2 Reference to Agreement. Each of the Credit Agreement, the other Loan Documents and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, and the other Loan Documents are hereby amended so that any reference in such documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

Section 6.3 Expenses of Lender. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and reasonable fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other document executed in connection therewith, including without limitation the costs and reasonable fees of Lender’s legal counsel.

Section 6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5 Applicable Law. This Amendment and all other documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma.

Section 6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lender, Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

Section 6.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Lender to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and Borrower, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto. Any party sending an executed counterpart of a signature page to this Amendment by facsimile, pdf, tiff, Electronic Signature or any other electronic means shall also send the original thereof to Lender within five (5) days following Lender’s request therefor, but failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

Section 6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signature Pages Follow]

Executed as of the date first written above.

BORROWER:

EDUCATIONAL DEVELOPMENT CORPORATION,
a Delaware corporation

By:
Name:	Craig White
Title:	President & Chief Executive Officer

LENDER:

BOKF, NA DBA BANK OF OKLAHOMA,
a national banking association

By:
Name:	Julie H. Chase
Title:	Senior Vice President